UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2023

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RPC, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	1-8726	58-1550825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive offices) (zip code)

(404) 321-2140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	RES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 30, 2023 (“Closing Date”), Cudd Pumping Services, Inc., a Delaware corporation (“Cudd ”), entered into a Merger Agreement (the “Merger Agreement”) by and among  Cudd, RPC 123, LLC (“Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of Cudd, Spinnaker Oilwell Services LLC, a Delaware limited liability company ( “Spinnaker”), and Catapult Energy Services Group, LLC, a Delaware limited liability company (“Catapult”), solely in its capacity as the representative of Spinnaker’s members pursuant to the Merger Agreement and in its capacity as paying agent under the Merger Agreement.  Cudd is a wholly-owned subsidiary of RPC, Inc., a Delaware corporation (the “Registrant”).  Pursuant to the Merger Agreement, on July 1, 2023 (the “Effective Date”), Merger Sub merged with and into Spinnaker, with Spinnaker surviving the merger (the “Merger”) as a wholly-owned subsidiary of Cudd.  Spinnaker is a leading provider of oilfield cementing services in the Permian and mid-Continent basins.

Merger Consideration

The purchase price was $79.5 million for 100% of Spinnaker’s equity. The transaction consideration consisted of approximately $77.0 million of cash, and the $2.0 million payoff and $0.5 million assumption of capital lease liabilities.

The $77.0 million noted above included approximately $1.3 million placed into an escrow account including (A) approximately $1 million (the “Merger Consideration Escrow Amount”), subject to final Closing Date determination of Spinnaker’s cash, debt, working capital and total unpaid transaction expenses, and to secure Spinnaker’s members’ obligations with respect to changes in these final amounts as compared to estimated amounts as of the Closing Date, and (B) approximately $0.3 million (the “Indemnity Escrow Amount”) in order to satisfy any claims for which Cudd and its affiliates may be entitled to indemnification pursuant to the Merger Agreement.  Subject to certain exceptions, claims with respect to the Indemnity Escrow Amount must be brought within one year from the Effective Date, and any portion of the Indemnity Escrow Amount that is not subject to a pending claim will be released from escrow to the former members of Spinnaker at that time.  Any claims with respect to the Merger Consideration Escrow Amount will be made and finalized within ninety days of the Effective Date, plus the amount of time required to resolve any disputes, and following such resolution, any remaining portion of the Merger Consideration Escrow Amount will be released in accordance with the terms of the escrow agreement.

The final merger consideration will be calculated as (A) $79.5 million, adjusted for the following Closing Date amounts: plus (B) Spinnaker’s actual cash, minus (C) Spinnaker’s actual debt, minus (D) Spinnaker’s actual specified unpaid transaction expenses, and then (E) either, plus the amount by which Spinnaker’s working capital exceeds $10.5 million, or minus the amount by which $10 million exceeds Spinnaker’s working capital.

If the Merger Consideration Escrow Amount is insufficient to pay the full amount owing to Cudd in the event that the final merger consideration exceeds the estimated amount paid at closing, either (A) Catapult shall pay the balance to Cudd, (B) the balance will be paid to Cudd from the Indemnity Escrow Amount, or (C) the remaining amount owing will be paid through a combination of (A) and (B).

The consideration at closing was paid from the Registrant’s cash on hand.  Future amounts payable, if any, based on the final merger consideration calculation, will be paid from the same source.

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Additional Terms of Merger Agreement

Representations and Warranties

The Merger Agreement contains representations and warranties of Spinnaker relating to, among other things, due organization; the authorization, performance and enforceability against Spinnaker of the Merger Agreement and related documents; absence of conflicts; the consent, approval or authorization of governmental authorities; pre-transaction capitalization; financial statements; the absence of undisclosed liabilities; the status of contracts, real property and personal property leases; litigation and proceedings; compliance with laws; intellectual property matters; benefit plans; employment matters; tax matters; brokers’ fees; insurance; title, condition and sufficiency of assets; environmental matters; absence of certain changes or events; customers and suppliers; and affiliate transactions. The Merger Agreement also contains representations of each member of Spinnaker, severally, and not jointly and severally, relating to, among other things, due organization; the authorization, performance and enforceability against the member of the Merger documents to which it is a party; absence of conflicts; and the consent, approval or authorization of governmental authorities.  In addition, the Merger Agreement contains representations of Cudd, with respect to both Cudd and Merger Sub, relating to, among other things, due organization; the authorization, performance and enforceability against Cudd and Merger Sub of the Merger Agreement and related documents; absence of conflicts; the consent, approval or authorization of governmental authorities; bankruptcy; litigation and proceedings; purchase for investment; and brokers’ fees.

Indemnification

Pursuant to the Merger Agreement, Catapult has agreed to indemnify Cudd, Merger Sub and Spinnaker, as the surviving company, with respect to, among other things, breaches of certain of Spinnaker’s representations and warranties contained in the Merger Agreement and certain related documents, certain unpaid closing debt, certain indemnified taxes, and certain unpaid transaction expenses.  Each member of Spinnaker has agreed severally with respect to itself only, and not jointly and severally, to indemnify Cudd, Merger Sub and Spinnaker, as the surviving company, with respect to certain breaches of such member’s representations and warranties and covenants contained in the Merger Agreement and certain related documents. Cudd and Spinnaker, as the surviving company, have agreed to jointly and severally indemnify and hold harmless the former members of Spinnaker and their affiliates with respect to (a) breaches of certain of Cudd’s representations and warranties contained in the Merger Agreement and certain related documents, and (b) breaches of certain covenants of Cudd, Merger Sub and Spinnaker contained in the Merger Agreement and certain related documents. Indemnification by Catapult and the former members of Spinnaker, in the aggregate, with respect to breaches of representations and warranties, other than certain representations with respect to title, is capped at the Indemnity Escrow Amount.

Ancillary Documents

In addition to the escrow agreement described above, in connection with the Merger Agreement, Spinnaker, as the surviving Company, and Catapult entered into a Services Agreement dated as of June 30, 2023 pursuant to which Catapult will provide specified transition services to Spinnaker in connection with, among other things, information technology and computer software and hardware support and transition and general support services.  The term of the Services Agreement will end on December 31, 2023 unless extended by the mutual consent of both parties.  During the initial term, Spinnaker will pay specified hourly rates for services provided and will reimburse Catapult for reasonable out of pocket expenses.  In addition, pursuant to the Services Agreement, Spinnaker employees will be allowed to continue to participate in certain legacy employee benefit plans through July 31, 2023, subject to Spinnaker’s payment of a specified premium reimbursement payment.

Cudd has also entered into restrictive covenant agreements with certain former members of Spinnaker or their affiliates which subject them to typical noncompete, nonsolicitation, noninterference, and/or nondisclosure provisions during a three- or five-year restricted period following the Closing Date, as applicable.

The Registrant is currently analyzing the Merger Agreement with respect to confidential or sensitive information and intends to file it as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 8.01. Other Events.

On June 30, 2023, the Registrant issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release Dated June 30, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, INC.

Date: July 6, 2023	By:	/s/ Michael L. Schmit
Michael L. Schmit
Chief Financial Officer and Treasurer

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